Exhibit 99.1

Vital Farms Reports Third Quarter 2022 Financial Results

Third Quarter Net Revenue a Record $92.0 million, up 42.4% versus Prior Year

Reaffirms Fiscal Year 2022 Outlook

AUSTIN, TX – November 3, 2022 – Vital Farms (Nasdaq: VITL), a Certified B Corporation that offers a range of ethically produced foods nationwide, today reported financial results for its third quarter ended September 25, 2022.

Financial highlights for the third quarter include:

•
Third Quarter 2022 Net Revenue increase of 42.4% to $92.0 million
•
Third Quarter 2022 Net Income of $0.7 million
•
Third Quarter 2022 Adjusted EBITDA of $5.2 million1

“Vital Farms continues to challenge food system norms and deliver strong results,” said Russell Diez-Canseco, Vital Farms’ President and Chief Executive Officer. “Our brand has maintained its positive momentum, as exemplified by 28% year-over-year volume growth during our third quarter, outpacing the category, which declined 0.5%.2 Our company produced both sequential and year-over-year gross margin improvement, and Adjusted EBITDA improved by $5 million relative to the same period last year. This performance occurred during the most inflationary grocery environment in over 40 years. Additionally, Vital Farms added further retail distribution this quarter, and our household penetration was up over 40% compared to the same period last year to nearly 8 million homes."

Diez-Canseco continued, "Our crew members continue to operate at a high level despite a challenging operating environment and cost increases across various inputs, including organic feed and packaging. I also want to recognize our farmers’ tremendous passion and resilience. They have dealt with a range of external factors, including keeping the girls safe from avian influenza and higher costs of doing business across their daily operations. Without their outstanding efforts, none of our success would be possible.”

1 Adjusted EBITDA is a non-GAAP financial measure defined in the section titled “Non-GAAP Financial Measures” below and is reconciled to net income, its closest comparable GAAP measure, at the end of this release.

2 Source: SPINS 52 Weeks Ended 9/25/2022

For the 13 Weeks Ended September 25, 2022

Net revenue increased 42.4% to $92.0 million in the third quarter of 2022, compared to $64.6 million in the third quarter of 2021. Growth in net revenue in the third quarter of 2022 was primarily due to continued growth in egg-related sales, driven by volume growth of 28% and pricing increases at our customers, as well as distribution gains at both new and existing retail partners.

Gross profit was $29.5 million, or 32.0% of net revenue, in the third quarter of 2022, compared to $19.8 million, or 30.7% of net revenue, in the prior year quarter. The change in gross profit was driven by higher sales. The change in gross margin was due to increased pricing across our entire portfolio despite facing some headwinds, including higher costs in both eggs and butter and elevated packaging costs.

Income from operations in the third quarter of 2022 was $2.0 million, compared to a loss from operations of $1.8 million in the third quarter of 2021. The change in income from operations was primarily attributable to higher sales and gross profit, offset by increased employee-related expenses as we grew headcount to support our growth and higher marketing costs.

Net income was $0.7 million in the third quarter of 2022, compared to a net loss of $1.3 million in the prior year quarter.

Net income per diluted share was $0.02 for the third quarter of 2022, compared to net loss per diluted share of $0.03 in the prior year quarter.

Adjusted EBITDA was $5.2 million, or 5.7% of net revenue, in the third quarter of 2022, compared to Adjusted EBITDA of $0.2 million, or 0.3% of net revenue, in the third quarter of 2021. The change in Adjusted EBITDA was primarily due to higher sales and improved gross profit performance in the face of a higher input cost environment, offset by increased employee-related expenses and higher marketing spend. Our Adjusted EBITDA excludes certain non-cash items. Adjusted EBITDA is a non-GAAP financial measure defined in the section titled “Non-GAAP Financial Measures” below and is reconciled to net income, its closest comparable GAAP measure, at the end of this release.

Balance Sheet and Cash Flow Highlights

Cash and cash equivalents and investment securities were $86.9 million as of September 25, 2022, and we had no outstanding debt. Net cash used in operating activities was $3.4 million for the 39 weeks ended September 25, 2022, compared to net cash provided by operating activities of $13.3 million for the 39 weeks ended September 26, 2021.

Capital expenditures totaled $6.9 million in the 39 weeks ended September 25, 2022, compared to $14.2 million in the prior year period.

Update on Fiscal 2022 Outlook

Bo Meissner, Vital Farms’ Chief Financial Officer, commented: “We remain pleased with our revenue performance and ongoing demand for our products. We continue to focus on operational execution despite the challenging environment to maintain progress toward our long-term goal of low double-digit Adjusted EBITDA Margin.”

•
For the full fiscal year 2022, management is reaffirming its guidance for net revenue of more than $340 million, a projected increase of 30% compared to fiscal year 2021.

•
Management is also reaffirming its guidance for Adjusted EBITDA of more than $13 million for the full fiscal year 2022, an increase of 62% compared to fiscal year 2021.

Vital Farms’ guidance continues to assume that there are no additional significant disruptions to the supply chain or its customers or consumers, including any issues from adverse macroeconomic factors. Vital Farms cannot provide a reconciliation between its forecasted Adjusted EBITDA and net income, its most directly comparable GAAP measure, without unreasonable effort due to the unavailability of reliable estimates for income taxes, among other items. These items are not within our control and may vary greatly between periods and could significantly impact future financial results.

Conference Call and Webcast Details

Vital Farms will host a conference call and webcast at 8:30 a.m. ET today to discuss the results. To participate on the call and receive dial in information, please register here: : Q3 2022 VITL Conference Call. Alternatively, participants may access the live webcast on the Vital Farms Investor Relations website at https://investors.vitalfarms.com under “Events.” The webcast will be archived in 30 days.

About Vital Farms

Vital Farms is a Certified B Corporation that offers a range of ethically produced foods nationwide. Started on a single farm in Austin, Texas in 2007, Vital Farms has become a national consumer brand that works with over 300 family farms and is the leading U.S. brand of pasture-raised eggs by retail dollar sales. Vital Farms' ethics are exemplified by its focus on the humane treatment of farm animals and sustainable farming practices. In addition, as a Delaware public benefit corporation, Vital Farms prioritizes the long-term benefits of each of its stakeholders, including farmers and suppliers, customers and consumers, communities and the environment, crew members, and stockholders. Vital Farms' products, including shell eggs, butter, hard-boiled eggs, ghee, and liquid whole eggs, are sold in over 22,000 stores nationwide. For more information, please visit www.vitalfarms.com.

Forward-Looking Statements

This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding Vital Farms’ market opportunity, anticipated growth, the impact the newly expanded Egg Central Station will have on revenue, and future financial performance, including management’s outlook for fiscal year 2022. These forward-looking statements are based on Vital Farms’ current assumptions, expectations, and beliefs and are subject to substantial risks, uncertainties, assumptions, and changes in circumstances that may cause Vital Farms’ actual results, performance, or achievements to differ materially from those expressed or implied in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to: Vital Farms’ expectations regarding its revenue, expenses and other operating results; Vital Farms’ ability to acquire new customers, to successfully retain existing customers and to attract and retain its farmers, suppliers, distributors, and co-manufacturers; Vital Farms’ ability to sustain or increase its profitability; Vital Farms’ ability to procure sufficient high-quality eggs, cream and other raw materials; real or perceived quality with Vital Farms’ products or other issues that adversely affect Vital Farms’ brand and reputation; changes in the tastes and preferences of consumers; the financial condition of, and Vital Farms’ relationships with, its famers, suppliers, co-manufacturers, distributors, retailers, and foodservice customers, as well as the health of the foodservice industry generally; the impact of agricultural risks, including diseases such as avian influenza; the ability of Vital Farms, its farmers, suppliers, and its co-manufacturers to comply with food safety, environmental or other laws or regulations; the effects of a public health pandemic or contagious disease such as COVID-19, on Vital Farms' supply chain, the demand for its products, and on overall economic conditions and consumer confidence and spending levels; future investments in its business, anticipated capital expenditures and estimates regarding capital requirements; anticipated changes in Vital Farms’ product offerings and Vital Farms’ ability to innovate to offer successful new products; the costs and success of marketing efforts; Vital Farms’ ability to effectively manage its growth and to compete effectively with existing competitors and new market entrants; the impact of adverse economic conditions, including as a result of the war between Ukraine and Russia, increased interest rates and inflation; the potential negative impact of Vital Farms’ focus on a specific public benefit purpose and producing a positive effect for society on its financial performance; seasonality; and the growth rates of the markets in which Vital Farms competes.

These risks and uncertainties are more fully described in Vital Farms’ filings with the Securities and Exchange Commission (SEC), including in the section entitled “Risk Factors” in its Quarterly Report on Form 10-Q for the fiscal quarter ended June 26, 2022, and other filings and reports that Vital Farms may file from time to time with the SEC. Moreover, Vital Farms operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for management to predict all risks, nor can Vital Farms assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Vital Farms may make. In light of these risks, uncertainties and assumptions, Vital Farms cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Forward-looking statements represent management’s beliefs and assumptions only as of the date of this press release. Vital Farms disclaims any obligation to update forward-looking statements except as required by law.

Media:

Rob Discher

rob.discher@vitalfarms.com

Investors:

Matt Siler

Matt.Siler@vitalfarms.com

VITAL FARMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share amounts)

(Unaudited)

	13-Weeks Ended		39-Weeks Ended
	September 25, 2022	September 26, 2021	September 25, 2022	September 26, 2021
Net revenue	$92,040	$64,627	$251,969	$183,496
Cost of goods sold	62,549	44,788	175,838	120,394
Gross profit	29,491	19,839	76,131	63,102
Operating expenses:
Selling, general and administrative	20,561	15,326	55,193	42,053
Shipping and distribution	6,906	6,318	22,279	16,755
Total operating expenses	27,467	21,644	77,472	58,808
Income (loss) from operations	2,024	(1,805)	(1,341)	4,294
Other income (expense), net:
Interest expense	(12)	(11)	(27)	(42)
Other income (expense), net	164	3	501	300
Total other income (expense), net	152	(8)	474	258
Net income (loss) before income taxes	2,176	(1,813)	(867)	4,552
Income tax provision (benefit)	1,465	(486)	(232)	(1,485)
Net income (loss)	711	(1,327)	(635)	6,037
Less: Net loss attributable to noncontrolling interests	(12)	(6)	(21)	(41)
Net income (loss) attributable to Vital Farms, Inc. common stockholders	$723	$(1,321)	$(614)	$6,078
Net income (loss) per share attributable to Vital Farms, Inc. stockholders:
Basic:	$0.02	$(0.03)	$(0.02)	$0.15
Diluted:	$0.02	$(0.03)	$(0.02)	$0.14
Weighted average common shares outstanding:
Basic:	40,695,014	40,196,410	40,618,736	39,910,063
Diluted:	42,879,818	40,196,410	40,618,736	43,380,711

VITAL FARMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share amounts)

	September 25, 2022	December 26, 2021
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$18,838	$30,966
Investment securities, available-for-sale	68,076	68,621
Accounts receivable, net	33,128	26,938
Inventories	25,471	10,945
Prepaid expenses and other current assets	5,572	3,817
Total current assets	151,085	141,287
Property, plant and equipment, net	48,230	44,608
Operating lease right-of-use assets	2,238	—
Goodwill	3,858	3,858
Other assets	1,183	189
Total assets	$206,594	$189,942
Liabilities, Redeemable Noncontrolling Interest and Stockholders’ Equity
Current liabilities:
Accounts payable	$25,566	$22,520
Accrued liabilities	23,686	15,143
Operating lease liabilities	1,444	—
Finance lease liabilities	5	327
Income taxes payable	112	—
Total current liabilities	50,813	37,990
Operating lease liabilities, non-current	1,011	—
Other liabilities	209	192
Total liabilities	$52,033	$38,182
Commitments and contingencies (Note 15)	—	—
Redeemable noncontrolling interest	—	175
Stockholders’ equity:
Common stock, $0.0001 par value per share, 310,000,000 shares authorized as of September 25, 2022 and December 26, 2021; 40,731,879 and 40,493,969 shares issued and outstanding as of September 25, 2022 and December 26, 2021, respectively	4	5
Additional paid-in capital	154,066	149,000
Retained earnings	2,294	2,746
Accumulated other comprehensive loss	(1,803)	(281)
Total stockholders’ equity attributable to Vital Farms, Inc. stockholders	154,561	151,470
Noncontrolling interests	—	115
Total stockholders’ equity	$154,561	$151,585
Total liabilities, redeemable noncontrolling interest, and stockholders’ equity	$206,594	$189,942

VITAL FARMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	39-Weeks Ended
	September 25, 2022	September 26, 2021
Cash flows from operating activities:
Net (loss) income	$(635)	$6,037
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	3,795	2,526
Amortization of right-of-use assets	1,228	—
Amortization of available-for-sale debt securities	660	1,004
Stock-based compensation expense	4,498	3,192
Bad debt expense	501	65
(Decrease) increase in inventory provision	(388)	186
Deferred taxes	(474)	(1,670)
Other	147	180
Changes in operating assets and liabilities:
Accounts receivable	(6,692)	(1,433)
Inventories	(14,138)	(1,862)
Prepaid expenses and other current assets	(1,884)	(818)
Deposits and other assets	20	(114)
Income taxes payable	112	—
Accounts payable	2,970	1,385
Accrued liabilities	8,015	4,626
Operating lease liabilities	(1,103)	—
Net cash (used in) provided by operating activities	$(3,368)	$13,304
Cash flows from investing activities:
Purchases of property, plant and equipment	(6,898)	(14,192)
Purchases of available-for-sale debt securities	(33,173)	(43,106)
Sales of available-for-sale debt securities	—	1,436
Maturities and call redemptions of available-for-sale debt securities	31,145	39,300
Proceeds from the sale of property, plant and equipment	89	—
Dissolution of equity investment	(108)	—
Net cash used in investing activities	$(8,945)	$(16,562)
Cash flows from financing activities:
Payment of contingent consideration	(38)	(126)
Principal payments under finance lease obligations	(336)	(351)
Proceeds from exercise of stock options	559	2,035
Net cash provided by financing activities	$185	$1,558
Net decrease in cash and cash equivalents	(12,128)	(1,700)
Cash and cash equivalents at beginning of the period	30,966	29,544
Cash and cash equivalents at end of the period	$18,838	$27,844
Supplemental disclosure of cash flow information:
Cash paid for interest	$27	$38
Cash paid for income taxes	$97	$4
Supplemental disclosure of non-cash investing and financing activities:
Purchases of property, plant and equipment included in accounts payable and accrued liabilities	$868	$494

Non-GAAP Financial Measures

We report our financial results in accordance with GAAP. However, management believes that Adjusted EBITDA, a non-GAAP financial measure, provides investors with additional useful information in evaluating our performance.

Adjusted EBITDA is a financial measure that is not required by or presented in accordance with GAAP. We believe that Adjusted EBITDA, when taken together with our financial results presented in accordance with GAAP, provides meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of Adjusted EBITDA is helpful to our investors as it is a measure used by management in assessing the health of our business, determining incentive compensation and evaluating our operating performance, as well as for internal planning and forecasting purposes.

We calculate Adjusted EBITDA as net income, adjusted to exclude: (1) depreciation and amortization; (2) (benefit) or provision for income taxes as applicable; (3) stock-based compensation expense; (4) interest expense; (5) change in fair value of contingent consideration; (6) interest income; (7) the costs related to our exit of the convenient breakfast product line; and (8) the costs related to the dissolution of the Ovabrite, Inc. variable interest entity. We believe the costs directly related to the convenient breakfast exit and dissolution of Ovabrite, Inc. should be excluded as they are unlikely to recur.

Adjusted EBITDA is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Some of the limitations of Adjusted EBITDA include that (1) it does not properly reflect capital commitments to be paid in the future, (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures, (3) it does not consider the impact of stock-based compensation expense, (4) it does not reflect other non-operating expenses, including interest expense, (5) it does not consider the impact of any contingent consideration liability valuation adjustments and (6) it does not reflect tax payments that may represent a reduction in cash available to us. In addition, our use of Adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate Adjusted EBITDA in the same manner, limiting its usefulness as a comparative measure. Because of these limitations, when evaluating our performance, you should consider Adjusted EBITDA alongside other financial measures, including our net income and other results stated in accordance with GAAP.

The following table presents a reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable financial measure stated in accordance with GAAP, for the 13-week and 39-week periods presented:

VITAL FARMS, INC.

ADJUSTED EBITDA RECONCILIATION

(Amounts in thousands)

(Unaudited)

	13-Weeks Ended		39-Weeks Ended
	September 25, 2022	September 26, 2021	September 25, 2022	September 26, 2021
	(in thousands)
Net income (loss)	$711	$(1,327)	$(635)	$6,037
Depreciation and amortization	1,646	907	3,892	2,527
Stock-based compensation expense	1,569	1,198	4,498	3,192
Costs related to our exit of the convenient breakfast product line	—	—	2,341	—
Dissolution of Ovabrite, Inc.	122	—	122	—
Income tax provision (benefit)	1,465	(486)	(232)	(1,485)
Interest expense	12	11	27	42
Change in fair value of contingent consideration(1)	—	14	19	34
Interest income	(312)	(95)	(652)	(280)
Adjusted EBITDA	$5,213	$222	$9,380	$10,067
(1)
Amount reflects the change in fair value of a contingent consideration liability in connection with our 2014 acquisition of certain assets of Heartland Eggs.